EXHIBIT 4.2

     THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE
DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Number of Shares Underlying Warrant:        *_________________*


                         -------------------------------

                               PLANET411.COM INC.
                                     WARRANT

                         -------------------------------

     This  certifies  that, for good and valuable  consideration,  PLANET411.COM
INC.,  a  Delaware  corporation   (including  its  permitted   successor(s)  and
assign(s), the "Company"), grants to

                      ------------------------------------
                             (Name of Warrantholder)

(including its successors and assigns in accordance herewith, the "Warrantholder"), the right to subscribe for and purchase from the Company ______________________ (_____) validly issued, fully paid and nonassessable shares of common stock, par value US$0.001 per share (the "Common Stock"), of the Company (such shares underlying this warrant being the "Warrant Shares") at the purchase price per share (the "Exercise Price") equal to US$_________ (being the original purchase price per Unit paid by the Warrantholder, as such price may be adjusted to reflect the price adjustments contained herein) until 5:00 p.m. Eastern Daylight Time on o, 2000 (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth.

     1. Duration and Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

     1.1 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, the Warrant may be exercised, in whole or in part, by the Warrantholder by:

(a) the surrender of this Warrant to the Company, with a duly executed Exercise Notice in the form attached hereto as Exhibit A specifying the number of Warrant Shares to be purchased, during normal business hours on any business day prior to the Expiration Date; and

(b) the delivery of payment to the Company, for the account of the Company, by cash or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Notice in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid (or as provided in Section 1.2 below).

     1.2 Conversion Right (Cashless Exercise).

(a) In lieu of the payment of the Exercise Price, the Warrantholder shall have the right (but not the obligation) to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 1.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the sum of (A) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the shares of Common Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) and (B) the aggregate par value for such Common Stock by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right, provided that the Warrantholder has paid to the Company the par value for such Common Stock. The Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

     (i) If the Common Stock is listed on a national securities exchange, then the Fair Market Value shall be the average of the last 10 "daily sales prices" of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading on the last 10 business days prior the Determination Date, or if not listed or traded on any such exchange, then the Fair Market Value shall be the average of the last 10 "daily sales prices" of the Common Stock on the National Market of The Nasdaq Stock Market (the "Nasdaq National Market") on the last 10 business days prior to the Determination Date. The "daily sales price" shall be the closing price of the Common Stock at the end of each day; or

     (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or if no such sale is made on at least nine of such days, then the Fair Market Value shall be the fair value as reasonably determined in good faith by the Company's Board of

     Directors (which determination shall be supported by a fairness opinion of an investment bank and reasonably described in the written notice delivered to the Warrantholder together with the Common Stock certificates).

(b) The Conversion Right may be exercised by the Warrantholder on any business day prior to the Expiration Date by delivering to the Company the Warrant Certificate, with a duly executed Exercise Notice with the conversion section completed, exercising the Conversion Right and specifying the total number of shares of Common Stock that will be issued to the Warrantholder pursuant to such conversion.

     1.3 Limitations on Exercise. Notwithstanding anything to the contrary herein, this Warrant may be exercised only upon the delivery to the Company of any certificates or other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act. The Warrantholder shall not be entitled to exercise this Warrant, or any part thereof, unless and until such certificates or other documents are reasonably acceptable to the Company. In the event that the Warrantholder delivers payment of the Exercise Price pursuant to
Section 1.1 in connection with a proposed exercise of this Warrant and the Company reasonably determines that no exemption from such registration is available for such exercise, then the Company shall promptly return such payment to the Warrantholder. In such event, the Warrantholder shall be deemed to have exercised the Conversion Right provided for in Section 1.2(b) in connection with such exercise without the necessity of providing further documentation or information.

     1.4 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Notice shall be delivered to the Warrantholder within 10 business days after receipt of the Exercise Notice and receipt of payment of the purchase price if the Conversion Right is not exercised. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

     1.5 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     1.6 Divisibility of Warrant; Transfer of Warrant.

(a) Subject to the provisions of this Section 1.6, this Warrant may be divided into warrants of 1,000 shares or multiples thereof, upon surrender at the principal office of the Company, without charge to any Warrantholder. Upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes). In addition, subject to the provisions of this Section 1.6, the Warrantholder shall also have the right to transfer this Warrant in its entirety to any person or entity.

(b) Upon surrender of this Warrant to the Company with a duly executed Assignment Form in the form attached hereto as Exhibit B and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Each Warrantholder agrees that prior to any proposed transfer (whether as the result of a division or otherwise) of this Warrant, such Warrantholder shall give written notice to the Company of such Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act. The Warrantholder shall not be entitled to transfer this Warrant, or any part thereof, if such legal opinion is not acceptable to the Company or if such documentation is not provided. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     2. Restrictions on Transfer; Restrictive Legends.

     Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 1.6 or Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

     THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

     Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been sold pursuant to an effective Registration Statement under the Securities Act or (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such legend is not required with respect to such Warrant or such Warrant Shares, as the case may be.

     3. Reservation of Shares, Etc.

     The Company covenants and agrees as follows:

(a) all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue;

(b) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant; and

(c) the Company will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

     4. Loss or Destruction of Warrant.

     Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

     5. Ownership of Warrant.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

     6. Certain Adjustments.

     6.1 The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

(a) Stock Dividends. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of

Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

(b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior to such combination, and the Exercise Price will be adjusted as provided below in paragraph (g).

(c) Reorganization, etc. If any capital reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.1.

(d) Distributions to All Holders of Common Stock. If the Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute to all holders of its Common Stock, any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (not including cash dividends or other distributions, whether paid from retained earnings of the Company or otherwise) or rights or warrants to subscribe for or purchase any of its securities, then the Warrantholder shall be entitled to receive, upon exercise of the Warrant, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution, the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this
Section 6.1(d). The Company shall promptly (but in any case no later than five Business Days prior to the record date of such distribution) mail by first class, postage prepaid, to the Warrantholder, notice that such distribution will take place.

(e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to a

Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

(f) Carryover. Notwithstanding any other provision of this Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

(g) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     6.2 Other Dilutive Events. In case any event shall occur as to which the provisions of Section 6.1 are not strictly applicable, but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such section, then, in each such case, the Company shall, at its expense, appoint a firm of independent public accountants of recognized national standing (who may be the independent public accountants regularly employed by the Company) to issue a report which shall determine the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 6.1, necessary to preserve without dilution the purchase rights represented by this Warrant. Upon receipt of such report, the Company will promptly mail a copy thereof to the Warrantholder and shall make the adjustments described therein.

     6.3 Notice of Adjustments. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the
Warrantholder, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

     6.4 Notice of Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (i) distribute any dividend (whether stock or cash or otherwise) to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the par value or a subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), any sale, transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to each Warrantholder notice of such proposed action, which notice shall specify the date on which (a) the books of the Company shall close, or (b) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

     6.5 Effect of Failure to Notify. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to Sections 6.3 and 6.4 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant or any transaction giving rise thereto.

     6.6 Merger with Planet411.com Inc. Notwithstanding the foregoing or any other provisions contained herein, the Company will only be required to provide the Warrantholder with notice of the effective date, if any, of the Company's merger with and into Planet411.com Inc., a Delaware corporation ("Delco"). The Warrantholder, by his, her or its acceptance hereof and delivery of the subscription documents in connection herewith, conclusively consents in all capacities to such merger, pursuant to which shares having substantially identical characteristics will be issued by Delco on a 1.00:1.00 basis to holders of equity in the Company and pursuant to which Delco shall succeed to all of the assets of the Company and assume all of the liabilities of the Company (including liabilities to the Warrantholder in such capacity). No adjustment otherwise contemplated by this Section 6 shall be made in connection with such merger.

     7. Miscellaneous.

     7.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrants.

     7.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective legal representatives, successors and assigns, as applicable. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     7.3 Section and Other Headings. This section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     7.4 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     7.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

     7.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                  (a)      if to the Company, addressed to:

                           Planet 411
                           440 Rene Levesque Ouest
                           Suite 401
                           Montreal, PQ H2Z 1V7
                           Attn:General Counsel
                           Telephone: 514/866-4638
                           Facsimile: 514/866-5020

                  (b) if to the Warrantholder, addressed to him, her or it at the address contained in the Warrantholder's subscription for the Unit(s) of which this warrant forms a part:

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third business day after the mailing thereof.

     7.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

              [The remainder of this page intentionally left blank]

     7.8 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to such agreements made and to be performed entirely within such state.

     7.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                            [Signature Page is Next]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                               PLANET411.COM INC.



                                      By:
                                           ------------------------------------
                                      Name:
                                      Title:

Dated: ______________, 1999

                                                                       EXHIBIT A

                             FORM OF EXERCISE NOTICE

     The undersigned registered owner of this Warrant hereby irrevocably exercises this Warrant, or portion hereof (representing an integral number of underlying shares of Common Stock) below designated, into shares of Common Stock of Planet411.com Inc. (or its permitted successor(s), collectively, Planet411) in accordance with the terms of the Warrant, and directs that the shares issuable and deliverable upon such exercise and a Warrant for shares of the Common Stock of Planet411 representing the unexercised portion of this Warrant, together with a check for fractional shares created by adjustments to this Warrant, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.



Dated:
                                             ------------------------------


                                             ------------------------------
                                                         Signature(s)

Fill in for registration of shares if to be delivered other than to and in the name of the registered holder:


------------------------------
           (Name)

------------------------------
      (Street Address)

------------------------------
  (City, State and Zip Code)

Please print name and address:
                                               Number of Warrants
                                               Exercised (if less
                                               than all):  ______________


                                               ------------------------------
                                                  Social Security or other
                                                Taxpayer Identification Number

                                                                       EXHIBIT B

                                 ASSIGNMENT FORM

To assign this Warrant, fill in the form below: (I) or (we) assign and transfer this Warrant to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)



--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)



--------------------------------------------------------------------------------

and irrevocably appoint ____________________________________ his/its attorney in fact to transfer this Warrant on the books of the Planet411.com Inc., or its permitted successor(s) and assign(s), with full power of transfer in the premises.


Date _________________  _____, _____________


                                            Your Signature:

Corporate name, if applicable:                                   , by



                      ----------------------------------------------------------
                      (Sign exactly as name appears on the face of this Warrant)


Consent of Planet411.com Inc. (or its permitted successor(s) and assign(s)), indicated by the signature of an executive officer thereof, is required for the effective transfer of this Warrant.



----------------------------------------
Name:
Title:
Issuing Company: